                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2007

                              MYMETICS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                    000-25132                  25-1741849
(State of other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

               14, rue de la Colombiere
                1260 Nyon, Switzerland                          NA
       (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: +011 41 22 363 13 10


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 6, 2007, the Registrant ("Mymetics") and Pevion Biotech Ltd. entered into an Acquisition & License Agreement pursuant to which Mymetics obtained a worldwide, exclusive license for a term that lasts as long as the date of expiration of the last expiring patent under the License Agreement to Pevion's virosome formulated malaria peptide antigens vaccines. The Agreement grants to Mymetics the exclusive right develop, use and sell the malaria vaccine worldwide. Pevion will be responsible for supply of the vaccine. Mymetics is required to make a series of cash payments from the inception of the Agreement through February 28, 2008, milestone payments based upon the conclusion of the clinical Phase 1b study in Tanzania and the conclusion of the first clinical Phase II study in Africa as well as royalties based upon future sales of the vaccine.

         The preceding description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         Mymetics issued on October 3, 2007 a Convertible Promissory Note (the "Note") payable to Anglo Irish Bank (Suisse) SA in the amount of E500,000 (equal to approximately $705,000) bearing interest of 10% per annum that is payable upon the earlier of three days following the first drawdown by Mymetics of a future minimum $5,000,000 investment or upon an event of default as defined under the Note or can be converted at the election of the holder of the Note at a conversion price of $0.50 per share at any time prior to the first drawdown by Mymetics of a future minimum $5,000,000 investment.

         The foregoing is intended to be a summary only of the Note and is modified in its entirety by the terms of the Note, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         Mymetics sold to Anglo Irish Bank (Suisse) SA on October 3, 2007 2,350,000 shares of its common stock at a per share price of $0.30 compared to the market bid price of approximately $0.13 on the date of the sale for a payment of E500,000 or approximately $705,000 based upon the Euro/dollar exchange rate that day. The shares of common stock were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, for offshore securities sales not made to a U.S. person and
Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

         Mymetics issued on October 3, 2007 a Convertible Promissory Note (the "Note") payable to Anglo Irish Bank (Suisse) SA in the amount of E500,000 (equal to approximately $705,000) bearing interest of 10% per annum that is payable upon the earlier of three days following the first drawdown by Mymetics of a future minimum $5,000,000 investment or upon an event of default as defined under the Note or can be converted at the election of the holder of the Note at a conversion price of $0.50 per share at any time prior to the first drawdown by Mymetics of a future minimum $5,000,000 investment. The Note was issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, for offshore securities sales not made to a U.S. person and Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

        *10.1 Acquisition & License Agreement, dated as of October 6, 2007, by and among Mymetics, Inc. and Pevion Biotech Ltd.


* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.
                                     - 1 -

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 10, 2007                     MYMETICS CORPORATION



                                           By: /s/ Christian Rochet
                                               -------------------------------
                                               Christian Rochet
                                               Chief Executive Officer



                                     - 2 -